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EXHIBIT 99.2

Periodic Report Certification
Of the Chief Executive Officer and Chief Financial Officer

I, Ted Bruce, Chief Executive Officer of DPAC Technologies Corp. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended May 31, 2003, as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TED BRUCE Ted Bruce Chief Executive Officer July 10, 2003

I, William M. Stowell, Chief Financial Officer of DPAC Technologies Corp. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report of DPAC Technologies Corp. on Form 10-Q for the quarterly period ended May 31, 2003, as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM M. STOWELL William M. Stowell Chief Financial Officer July 10, 2003

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  EXHIBIT 99.2